EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau-Mosinee Paper Corporation relating to the registration of 10,000 shares of its common stock, no par value, in connection with the Rhinelander Paper Company, Inc. Hourly Savings and Investment Plan (the "Plan") of our report dated June 19, 1998 appearing in Plan's annual report on Form 11-K for the year ended December 31, 1997.




                                   WIPFLI ULLRICH BERTELSON LLP

                                   WIPFLI ULLRICH BERTELSON LLP

 June 29, 1998
 Wausau, Wisconsin